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                                                                     Exhibit 8.1

                                       53rd at Third
                                       885 Third Avenue
                                       New York, New York  10022-4834
                                       Tel: (212) 906-1200  Fax: (212) 751-4864
                                       www.lw.com
[LATHAM & WATKINS LLP LOGO]
                                       FIRM / AFFILIATE OFFICES
                                       Boston        New Jersey
                                       Brussels      New York
February 8, 2005                       Chicago       Northern Virginia
                                       Frankfurt     Orange County
Marquee Holdings Inc.                  Hamburg       Paris
c/o AMC Entertainment Inc.             Hong Kong     San Diego
920 Main Street                        London        San Francisco
Kansas City, Missouri 64105            Los Angeles   Silicon Valley
                                       Milan         Singapore
                                       Moscow        Tokyo
                                                     Washington, D.C.

Marquee Holdings Inc.
c/o AMC Entertainment Inc.
920 Main Street
Kansas City, Missouri  64105


      Re: Registration Statement Relating to $304,000,000 Aggregate Principal Amount at Maturity of 12% Senior Discount Notes due 2014
           --------------------------------------------------------

Ladies and Gentlemen:

         In connection with the registration of $304,000,000 aggregate principal amount at maturity of 12% Senior Discount Notes due 2014 (the "EXCHANGE NOTES") by Marquee Holdings Inc., a Delaware corporation (the "COMPANY"), under the Securities Act of 1933, as amended (the "ACT"), on Form S-4 filed with the Securities and Exchange Commission (the "COMMISSION") on February 8, 2005 (the "REGISTRATION STATEMENT"), you have requested our opinion with respect to the matters set forth below. The Exchange Notes will be issued pursuant to an indenture, dated as of August 18, 2004, by and among the Company and HSBC Bank USA, National Association, as trustee (the "TRUSTEE").

         The facts, as we understand them, and upon which with your permission we rely in rendering the opinion herein, are set forth in the Registration Statement.

         We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         Based on such facts and subject to the limitations set forth in the Registration Statement, it is our opinion that the statements in the Registration Statement under the caption "United States Federal Income Tax Consequences," insofar as they purport to summarize certain provisions of the statutes and regulations referred to therein, are accurate summaries in all material respects.

         No opinion is expressed as to any matter not discussed herein.

         This opinion is rendered to you as of the date of this letter, and we undertake no obligation to update this opinion subsequent to the date hereof. This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the

                                       1

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Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively. Also, any variation or difference in the facts from those set forth in the Registration Statement may affect the conclusions stated herein.

         This opinion is furnished to you, and is for your use in connection with the transactions set forth in the Registration Statement. This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the Commission promulgated thereunder.


                                         Very truly yours,

                                         /s/ LATHAM & WATKINS LLP